EXHIBIT 99.1

e.spire COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
YEAR TO DATE - JUNE 30, 1999
($'s in thousands)


                                    Networks            Networks           Networks           Networks
                                     Placed              Placed             Placed             Placed
                                  in Service          in Service         in Service         in Service
                                Prior to 12/31/95    During 1996         During 1997        During 1998
                               ------------------  -----------------  ------------------  ----------------
Property, Plant & Equipment       $     177,039       $     130,332      $      178,351      $     59,661

Revenues                          $      29,056       $      19,572      $       20,716      $      2,878

EBITDA  (a)                       $       6,995       $         394      $      (3,287)      $    (6,291)


EBIT  (a)                         $         37        $      (4,458)     $     (10,301)      $    (8,308)

Network Statistics (cumulative)

     Access Lines Installed              34,924              21,645              49,400            13,486

     Fiber Miles                         44,703              40,097              46,349            24,526

     Route Miles                            750                 477                 403               152

     Buildings Connected                  1,618                 825               1,119               126

     Voice Grade Equivalents            681,796             397,485             393,584            57,574



(a) Included in the EBITDA and EBIT amounts reported are costs associated with Corporate sales, marketing and operational activities that support market operations.
        For the six months ended June 30, 1999 costs included as part of EBITDA are $3,530 for the 1995 cities, $1,914 for the 1996 cities, $2,196 for the 1997 cities and $340 for the 1998 cities.
        For the six months ended June 30, 1999 costs included as part of EBIT are $4,902 for the 1995 cities, $2,522 for the 1996 cities, $3,509 for the 1997 cities and $815 for the 1998 cities.
        For the three months ended March 31, 1999 costs included as part of EBITDA are $1,893 for the 1995 cities, $933 for the 1996 cities, $1,098 for the 1997 cities and $222 for the 1998 cities.
        For the three months ended March 31, 1999 costs included as part of EBIT are $2,983 for the 1995 cities, $1,347 for the 1996 cities, $2,084 for the 1997 cities and $504 for the 1998 cities.
        These costs were not included with the Company's Supplemental Financial Information filed with the Company's Form 10-Q for the three month period ended March 31, 1999.